                                                                    EXHIBIT 99.5

                         BENEFICIAL OWNER ELECTION FORM

     I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase shares of common stock (the "Common Stock") of Blue River Bancshares, Inc. (the "Company").

     In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated
          , 2003 (the "Prospectus").

BOX 1.  [ ]  Please do not exercise Rights for shares of the Common Stock.

BOX 2.  [ ]  Please exercise Rights for shares of the Common Stock as set forth below. To determine how many basic subscription rights you have, multiply the number of shares you own on the record date by .3584 and then round that number down. To determine the maximum amount of over-subscription rights you may exercise, please reference the prospectus or the shareholder rights agreement.

                                                             SUBSCRIPTION PRICE
                                          NUMBER OF RIGHTS       PER SHARE          PAYMENT
                                          ----------------   ------------------   ------------
Basic Subscription Privilege............  ------------- X    -----$-------            = $
                                                                                   ----------
                                                                                    (Line 1)
Over-Subscription Privilege.............  ------------- X    -----$-------            = $
                                                                                   ----------
                                                                                    (Line 2)

     By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

Total Payment Required = $
------------------------------------
(Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

BOX 3.  [ ]  Payment in the following amount is enclosed:
---------------------------

BOX 4.  [ ]  Please deduct payment from the following account maintained by you as follows:

            -------------------------------------       -------------------------------------
                       Type of Account                               Account No.

            Amount to be deducted: $
            ---------------------------------------------------------------------------------

Date:
---------------------------, 2003
------------------------------------------------------------ Signature